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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
             (Exact name of Registrant as specified in its charter)

               Delaware                                22-3393152
(State of incorporation or organization) (IRS Employer Identification Number)

  29 Northfield Avenue, West Orange, NJ                  07052
 (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                                (title of Class)

                              Redeemable Warrants
                                (title of Class)

   Units (consisting of one share of Common Stock and one Redeemable Warrant)
                                (title of Class)


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Item 1. Description of Registrant's Securities to be Registered.

     Worldwide Entertainment & Sports Corp. (the "Registrant") is authorized to issue 20,000,000 shares of Common Stock, par value $.01 per share ("Common Stock") and 1,750,000 Redeemable Warrants ("Redeemable Warrants"). A description of Registrant's Common Stock and Redeemable Warrants is set forth under "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No. 333-8855) (the "Registration Statement") and such description is incorporated herein by reference.

Item 2. Exhibits.

          4.1 Specimen certificate evidencing shares of Registrant's Common Stock (1)

          4.2  Certificate of Incorporation of Registrant, as amended (1)

          4.3  By-laws of Registrant (1)

          4.4 Form of Redeemable Warrant Agreement between Registrant and American Stock Transfer & Trust Company, as warrant agent (1)

          4.5 "Description of Securities" on pages 35-36 of Amendment No. 5 to the Registration Statement (1)

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(1)  Heretofore  filed as an Exhibit  to the  Registration  Statement,  SEC File
     Number 333-8855, and incorporated herein by reference.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       WORLDWIDE ENTERTAINMENT & SPORTS CORP.

                                       By: /s/ Marc Roberts
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                                           Marc Roberts
                                           President and Chief Executive Officer